EXHIBIT 21

EOG Resources, Inc.
Subsidiaries
As of December 31, 2025

EOG Resources, Inc., a Delaware corporation, had the U.S. and international subsidiaries shown below as of December 31, 2025.

Name of Subsidiary	Jurisdiction of Organization/Incorporation
EOG Resources, Inc.	Delaware
EOG Resources International, Inc.	Delaware
EOG Resources China LLC	Delaware
EOGI International, Inc.	Delaware
EOG - Canada, Inc.	Delaware
EOG Expat Services, Inc.	Delaware
EOG Resources Marketing LLC	Delaware
Nilo Operating Company	Delaware
Pecan Pipeline Company	Delaware
Pecan Pipeline (North Dakota), Inc.	Delaware
Pecan Pipeline (Wyoming) LLC	Delaware
EOG SPG Holdings, Inc.	Delaware
SPG Dorado Transportation LLC	Delaware
SPG Dorado Injection LLC	Delaware
Rockies Holdings LLC	Wyoming
EOG Canada Oil & Gas Inc.	Alberta
EOGI Oman International Block 49 Ltd.	Cayman Islands
EOG Resources Oman Block 49 Limited	Cayman Islands
EOG Resources Muscat Block 49 SPC	Sultanate of Oman
EOGI Oman International Ltd.	Cayman Islands
EOG Resources Oman Limited	Cayman Islands
EOG Resources Muscat SPC	Sultanate of Oman
EOG Resources Australia Pty Ltd	Australia
EOG Resources Australia Block WA-488 Pty Ltd	Australia
EOG Resources Australia Block WA-544 Pty Ltd	Australia
EOG Resources Australia NT-P87 Pty Ltd	Australia
EOGI International Block NCMA 4(a) Ltd.	Cayman Islands
EOG Resources Block NCMA 4(a) Company	Cayman Islands
EOG Resources Trinidad Block NCMA 4(a) Unlimited	Trinidad
EOGI International Block LRL Ltd.	Cayman Islands
EOG Resources Block LRL Company	Cayman Islands

Name of Subsidiary	Jurisdiction of Organization/Incorporation
EOG Resources Trinidad Block LRL Unlimited	Trinidad
EOGI International Company	Cayman Islands
EOG Resources Block 4(a) Company	Cayman Islands
EOG Resources Nitro2000 Company	Cayman Islands
EOG Resources Trinidad Nitro Unlimited	Trinidad
EOG Resources U(b) Block Company	Cayman Islands
EOG Resources (Nevis) Block 4 (a) Limited	Nevis
EOG Resources Trinidad Block 4(a) Unlimited	Trinidad
EOG Resources Nevis U (b) Block Limited	Nevis
EOG Resources Trinidad U(b) Block Unlimited	Trinidad
EOGI Trinidad - U(a) Block Company	Cayman Islands
EOG Resources Trinidad - U(a) Block Limited	Cayman Islands
Murrott Capital Ltd.	Nevis
EOG Resources Trinidad Limited	Trinidad
Airstream Compression, LLC	Delaware
EAP Minerals Ohio, LLC	Delaware
EAP Ohio, LLC	Delaware
EAP Operating, LLC	Delaware
Encino Acquisition Partners Holdings, LLC	Delaware
Encino Acquisition Partners, LLC	Delaware
EOG Resources Bahrain Awali W. L.L.	Kingdom of Bahrain
EOGI Bahrain Awali Ltd.	Cayman Islands
EOG Resources Bahrain Awali Company	Cayman Islands
EOG Resources Gulf Nations Block UCO3 Company	Cayman Islands
EOG Resources Gulf Nations Block UCO3 – L.L.C-S.P.C	United Arab Emirates
EOGI Gulf Nations Block UCO3 Ltd.	Cayman Islands
EOG Resources Gulf Nations Ruwais Diyab Company	Cayman Islands
EOGI Gulf Nations Ruwais Diyab Ltd.	Cayman Islands